Exhibit 99.1

CANOO NAMES CLAUDIA ROMO EDELMAN AND ARTHUR KINGSBURY TO BOARD

Appointments reinforce Canoo’s commitment to building a high-growth company and world-class brand

LOS ANGELES, CA (March 15, 2021) – Canoo Inc. (Nasdaq: GOEV), a company developing breakthrough purpose built electric vehicles (EVs) with a proprietary and highly versatile platform architecture, has named Claudia Romo Edelman and Arthur Kingsbury to the Board of Directors, effective immediately.

"Based on my years of experience building high-growth companies, I wanted to assemble a board with diverse skills to build Canoo into a global leader and deliver our customer-focused value proposition,” said Tony Aquila, Executive Chairman of Canoo. “Our board members have extensive experience in  innovation, technology, automotive as well as environmental, social & corporate governance and their insights will help guide the growth of our company. Art has deep expertise in business and has served on numerous board committees. Claudia’s commitment to vulnerable populations across both developed and emerging markets align with our focus to bring EVs to everyone – from business owners, to tradesman to adventurers and families. Both of their insights will be extremely valuable as we work to build affordable electric vehicles that improve productivity for everyone.”

Claudio Romo Edelman, Diplomat and Marketing Expert

A diplomat, humanitarian and marketer, Romo Edelman has spent 25 years creating growth and successful movements for global organizations including the World Economic Forum; UNICEF; the United Nations Commissioner for Refugees (UNHCR); and the Global Fund to fight AIDS, Tuberculosis and Malaria. She was notably seconded to the Executive Office of the Secretary-General of the United Nations, and lead communications and advocacy for the Sustainable Development Goals (SDG).

Arthur Kingsbury, Finance and Corporate Governance Expert

Kingsbury has a strong track record building shareholder value at high-growth companies and has deep experience in business, finance and corporate governance. He has served on the boards of many public companies including Solera Holdings, a global automotive and insurance software leader; Affiliated Publications, Inc, the former parent company of the Boston Globe; NetRatings, Inc, a Nielson company; McCaw Cellular Communications, acquired by AT&T; Remark Holdings, a global online publishing company; and Dolan Media, a publisher of business publications. His extensive corporate governance experience includes having served on 11 board committees including audit, compensation, governance as well as chairing a Special Committee of Independent Directors.

Prior to his board experience, Kingsbury was Vice Chairman and Chief Operating Officer of BPI Communications, Inc., a BP company. He was also Executive Vice President and Chief Financial Officer of Affiliated Publications, Inc.; and President and Chief Operating Officer of VNU-USA, Inc.

With the appointment of Romo Edelman and Kingsbury, Canoo’s board consists of 9 members including:  Executive Chairman Tony Aquila, Debra L. von Storch, Josette Sheeran, Thomas Dattilo, Rainer Schmueckle, Foster Chiang and Greg Ethridge.  Art Kingsbury will serve as Chair of the Audit Committee.

Canoo concluded an outstanding year in 2020 – completing a SPAC merger with Hennessy Capital Acquisition Corp IV (Nasdaq: HCAC), revealing a Multi-Purpose Delivery Vehicle and launching vehicle pre-sales. Having completed Beta development in record time, Canoo is now well underway on its Gamma testing program. The company has completed safety testing and is on track to deliver product on schedule in 2022.

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About Canoo

Canoo is a Los Angeles-based company that has developed breakthrough electric vehicles that are reinventing the automotive landscape with bold innovations in design, pioneering technologies, and a unique business model that defies traditional ownership to put customers first. Distinguished by its experienced team – totaling over 350 employees from leading technology and automotive companies – Canoo has designed a modular electric platform purpose-built to deliver maximum vehicle interior space and adaptable to support a wide range of vehicle applications for consumers and businesses.

For more information, please visit www.canoo.com.

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Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Canoo’s expectations and timing related to product testing, commercial product launches and market performance. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Canoo’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Canoo. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; risks relating to the uncertainty of projected financial information; risks related to the rollout of Canoo’s business and the timing of expected business milestones and commercial launch; risks related to future market adoption of Canoo’s offerings; risks related to Canoo’s go-to-market strategy and subscription business model; the effects of competition on Canoo’s future business; the ability of Canoo to issue equity or equity-linked securities in connection in the future, and those factors discussed in Canoo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, Quarterly Reports on Form 10-Q for the quarters ended

March 31, 2020, June 30, 2020 and September 30, 2020 and the registration statement on Form S-1 filed on January 13, 2021, as amended, and the definitive proxy statement/prospectus contained therein, in each case, under the heading “Risk Factors,” and other documents of Canoo filed, or to be filed, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Canoo does not presently know or that Canoo currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Canoo’s expectations, plans or forecasts of future events and views as of the date of this press release. Canoo anticipates that subsequent events and developments will cause Canoo’s assessments to change. However, while Canoo may elect to update these forward-looking statements at some point in the future, Canoo specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Canoo’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Media Contact

Agnes Gomes-Koizumi

press@canoo.com